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                                                                    EXHIBIT 21.1

                              List of Subsidiaries

                           Name of Subsidiary                                      State of Incorporation
                           ------------------                                      ----------------------
              Medirisk of Illinois, Inc. (formerly known as                               Indiana
                    Formations in Health Care, Inc.)

   Medirisk of Missouri, Inc. (formerly known as PracticeMatch, Inc.)                     Missouri

                               CIVS, Inc.                                                 Maryland

                         CareData Reports, Inc.                                           New York

                             Medsource, Inc.                                              Minnesota